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                                  EXHIBIT 4.4

                             EUFAULA BANCCORP, INC.
                     NON-EMPLOYEE DIRECTOR FEE ARRANGEMENT

                              ELECTION TO RECEIVE
                                 COMPANY STOCK


I.   OVERVIEW AND PURPOSE.

     The Board of Directors of Eufaula BancCorp, Inc. (the "Company") on March 20, 1998 approved the Eufaula BancCorp, Inc. Non-Employee Director Fee Arrangement (the "Fee Arrangement") which allows each Non-Employee Director to elect to receive shares of the Company's $1.00 par value common stock (the "Common Stock") in lieu of all or a portion of such Non-Employee Director's annual retainer fee paid in respect of service on the Company's Board of Directors. For purposes of this Fee Arrangement, the term "Non-Employee Director" shall mean each member of the Board of Directors of the Company or any subsidiary of the Company who is not an employee of the Company or any of its subsidiaries at the date of each grant of Common Stock under this Fee Arrangement. Pursuant to the Fee Arrangement, Non-Employee Directors may elect to receive some or all of their regular director fees in Company stock, rather than in cash. The Company stock under this Fee Arrangement will be purchased for the director on the open market at the Company's expense.

     An election by a Non-Employee Director to receive stock under this Fee Arrangement shall be made by completing and signing the following election form and will be effective as of the next regular payment date on which the Company pays director fees following the date of the election. Such an election shall continue in effect until receipt by the Company of a subsequent written election by the Non-Employee Director to discontinue receiving common stock in lieu of cash or to change the amount of such election, or until such Non-Employee Director's termination as a director for the Company.

II.  TERMS AND CONDITIONS OF THE FEE ARRANGEMENT.

     The following election and all awards of Common Stock received pursuant to such election, including the determination of the number of shares to be received by the undersigned Non-Employee Director based on the election contained herein, will be subject to the following terms and conditions:

          (a) Administration.  This Fee Arrangement and all elections hereunder
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     shall be administered by the Compensation Committee (the "Committee") of
     the Board of Directors of the Company. The amount of Common Stock purchased under the Fee Arrangement shall be determined pursuant to the following election by the Non-Employee Director. However, the Committee shall have full authority to
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     promulgate such rules and regulations with respect to the Fee Arrangement as it deems desirable, and to make all other determinations necessary or appropriate for the administration of the Fee Arrangement and such determinations shall be final and binding upon all persons having an interest in the Fee Arrangement.

          (b) Elections.  Each Non-Employee Director may elect, pursuant to the
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     following written irrevocable election, to receive Common Stock in lieu of part or all of such non-employee director's director fee. Such election shall be effective beginning on the next regular payment date for director fees following the date of such election. Such an election shall continue in effect until receipt by the Company of a subsequent written election by the Non-Employee Director to discontinue receiving common stock in lieu of cash or to change the amount of such election, or until such Non-Employee Director's termination as a director for the Company. The number of shares of Common Stock granted to a Non-Employee Director pursuant to such election shall be equal to the dollar amount of the annual retainer fee which the Non-Employee Director has elected not to receive, divided by the Fair Market Value of the Common Stock as of each applicable payment date; provided, however, that no fractional shares of Common Stock shall be awarded under the Fee Arrangement. "Fair Market Value" for purposes of the Fee Arrangement shall mean the average of the closing bid and asked prices for the date of determination if the Common Stock is publicly traded or, if the stock is not publicly traded, the fair market value of such Common Stock as determined in good faith by the Board of Directors of the Company using such methodology as the Board in its sole discretion may deem appropriate.

          All such shares of Common Stock purchased under this Fee Arrangement shall be purchased by the Company on behalf of the Non-Employee Director on the open market. Such shares shall be purchased at the Company's expense and shall not be subject to any restrictions on the Non-Employee Director's sale, transfer, pledge or assignment of such shares. Furthermore, each Non-Employee Director shall be immediately vested in such shares and shall have full rights with respect to ownership of such shares of Common Stock received under this Fee Arrangement.

          (c) Termination or Amendment of the Fee Arrangement.  The Board of
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     Directors of the Company may suspend or terminate this Fee Arrangement or any portion thereof at any time, and the Board may amend this Fee Arrangement from time to time as may be deemed in the best interests of the Company; provided, however, that no such amendment, alteration or discontinuation shall be made that would in any way impair shares of Common Stock previously awarded under this Fee Arrangement.

          (d) No Right of Continued Service.  Nothing in this Fee Arrangement
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     shall be deemed to create any obligation on the part of the Board of
     Directors of the Company to nominate any Non-Employee Director for reelection by the Company's Stockholders.
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          (e) Payment of Taxes.  Each Non-Employee Director shall be responsible
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     for payment of any taxes required by law with respect to the purchase or delivery of any shares of Common Stock pursuant to the Fee Arrangement.
     The Company shall have the right, prior to delivery of any Common Stock under this Fee Arrangement, to require the Non-Employee Director to pay any taxes in cash.

          (f) Governing Law.  This Fee Arrangement and all actions taken
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     thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law affecting choice of law). The Fee Arrangement shall be construed to comply with all applicable law, and to avoid liability to the Company or a Non-Employee Director, including without limitation or liability under Section 16(b) of the Securities Exchange Act of 1934, as amended. If any provision of the Fee Arrangement or any award hereunder would disqualify the Fee Arrangement or such award or would otherwise not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

          (g) Successors and Assigns.  This Fee Arrangement shall inure to the
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     benefit of and be binding upon each successor and assign of the Company.
     All obligations imposed upon a non-employee director, and all rights granted to the Company hereunder, shall be binding upon the Non-Employee Director's heirs, legal representative and successors.

III. ELECTION TO RECEIVE STOCK IN LIEU OF CASH.

     In accordance with this Fee Arrangement, the undersigned Non-Employee Director of the Company hereby elects to receive shares of the Company's Common Stock, as set forth below, in lieu of the director fees to which the undersigned director is entitled to receive in respect of his service as a member of the Company's Board of Directors:

     [_]   a. All director fees to which the undersigned Non-Employee Director is entitled to receive

     [_]   b. ___________ % of director fees to which the undersigned Non-
              Employee Director is entitled to receive

     [_]   c. $__________ per year of director fees to which the undersigned
              Non-Employee Director is entitled to receive

Such election to receive Common Stock in lieu of director fees shall be effective beginning on the next regular payment date for director fees following the date of this election and shall continue until the Company receives a subsequent election from the undersigned Non-Employee Director terminating or amending this election or until such Non-Employee Director's termination with the Company.
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     IN WITNESS WHEREOF, the undersigned has executed this instrument as of
_______________________, 199____.


                                    ______________________________
                                    Director